Exhibit 10.1

Execution

AMENDMENT NO. 2 TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of July 19, 2022 is by and among Siena Lending Group LLC (“Lender”) and TransAct Technologies Incorporated, a Delaware corporation (“Borrower”). Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement defined below.

RECITALS

A.       Lender and Borrower have previously entered into that certain Loan and Security Agreement dated as of March 13, 2020, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of July 21, 2021 (the “First Amendment”) (as further amended, modified and supplemented from time to time, the “Loan Agreement”), pursuant to which Lender has made certain loans and financial accommodations available to Borrower.

B.       Borrower has requested that Lender amend certain terms and conditions of the Loan Agreement as set forth herein.

C.       Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Loan Agreement or any other Loan Document is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        Amendments to Loan Agreement. As of the effective date of this Amendment, the Loan Agreement is hereby amended as follows:

(a)       Section 4.1. Section 4.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

4.1       Lock Boxes and Blocked Accounts. Each Loan Party hereby represents and warrants that all Deposit Accounts and all other depositary and other accounts maintained by each Loan Party as of the Closing Date are described in Section 39 of the Information Certificate(s), which description includes for each such account the name of the Loan Party maintaining such account, the name, of the financial institution at which such account is maintained, the account number, and the purpose of such account. After the Closing Date, no Loan Party shall open any new Deposit Accounts or any other depositary or other accounts without the prior written consent of Lender and without updating Section 39 of the Information Certificate(s) to reflect such Deposit Accounts or other accounts, as applicable. No Deposit Accounts or other accounts of any Loan Party shall at any time constitute a Restricted Account other than accounts expressly indicated on Section 39 of the Information Certificate(s) as being a Restricted Account (and each Loan Party hereby represents and warrants that each such account shall at all times meet the requirements set forth in the definition of Restricted Account to qualify as a Restricted Account). Each Loan Party will, at its expense, establish (and revise from time to time as Lender may require) procedures acceptable to Lender, in Lender’s Permitted Discretion, for the collection of checks, wire transfers and all other proceeds of all of such Loan Party’s Accounts and other Collateral (“Collections”), which shall include (a) directing all Account Debtors to send all Account proceeds directly to a post office box designated by Lender either in the name of such Loan Party (but as to which Lender has exclusive access) or, at Lender’s option, in the name of Lender (a “Lock Box”), and/or (b) depositing all Collections received by such Loan Party into one or more bank accounts maintained in the name of such Loan Party or, at Lender’s option, in the name of Lender (each, a “Blocked Account”) and/or (c) a combination of the foregoing. Each Loan Party agrees to execute, and to cause its depository banks and other account holders to execute, such Lock Box and Blocked Account control agreements and other documentation as Lender shall require from time to time in connection with the foregoing, all in form and substance acceptable to Lender. As of the Amendment No. 2 Effective Date, Lender has exclusive access to the Blocked Account. Lender agrees to release such exclusive access upon execution and delivery of a “springing” deposit account control agreement by the depository bank where the Blocked Account is maintained, in form and substance acceptable to Lender and which provides, among other things, that upon receipt of a notice from Lender (a “Notice of Exclusive Control”), the depository bank will only comply with instructions originated by Lender directing the disposition of the funds in the Blocked Account and will not honor any request or direction from any officer or other representative of Borrower to direct disposition of funds in the Blocked Account, withdraw any amount from the Blocked Account or otherwise with respect to the Blocked Account. Lender agrees that the form of deposit account control agreement attached as Exhibit A to Amendment No. 2 is acceptable as a “springing” deposit account control agreement. Once the “springing” deposit account control agreement has been implemented, Lender agrees not to issue a Notice of Exclusive Control with respect to the Lock Box and Blocked Account unless a Cash Dominion Event has occurred. Any event such arrangements and documents must be in place on the Amendment No. 2 Effective Date with respect to accounts in existence on such date, or prior to any such account being opened with respect to any such account opened after the date hereof, in each case excluding Restricted Accounts. At the request of Lender, each Loan Party shall provide Lender with online read-only access to such Loan Party’s Deposit Accounts and maintain such access in effect for Lender throughout the term of this Agreement and until all Obligations have been paid in full, all in a manner acceptable to Lender in its Permitted Discretion. Prior to the Closing Date, Borrowing Agent shall deliver to Lender a complete and executed Authorized Accounts form regarding Borrowers’ operating account(s) into which the proceeds of Loans are to be paid in the form of Exhibit D annexed hereto.

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(b)       Section 4.7. The third sentence in Section 4.7 of the Loan Agreement is amended and restated in its entirety to read as follows:

Such inspections and examinations shall be at Borrowers’ expense and the charge therefor shall be $1,200 per person per day, plus out-of-pocket expenses; provided, that Lender shall conduct such field inspections and examinations no more frequently than once per Fiscal Quarter and Borrowers shall not be obligated to pay more than $15,000 per Fiscal Year for costs and expenses relating to field examinations; provided further, however, that the foregoing limitations on the frequency of and on Borrowers’ obligation to pay for costs and expenses relating to field inspections and examinations shall not apply to costs and expenses incurred in connection with (i) the field examination conducted prior to the Closing Date, (ii) any field examination conducted in connection with a Permitted Acquisition, or (iii) any field examination commenced while an Event of Default exists.

(c)       Section 4.8. Section 4.8 of the Loan Agreement is amended and restated in its entirety to read as follows:

4.8       Appraisals. Each Loan Party will permit Lender and each of its representatives or agents to conduct appraisals and valuations of the Collateral at such times and intervals as Lender may designate. Such appraisals and valuations shall be at Borrowers’ expense; provided, that Borrowers shall only be required to reimburse Lender for up to one (1) appraisal and valuation in any Fiscal Year plus any additional appraisals and valuations that are conducted during the existence of an Event of Default.

(d)       Schedule A. Section 6 of Schedule A to the Loan Agreement is amended and restated in its entirety to read as follows:

6.        Scheduled Maturity Date: March 13, 2025

(e)       Schedule B. Schedule B to the Loan Agreement is amended by the addition, in alphabetical order, or by the amendment and restatement, as applicable, of the following definitions to read in their entirety as follows:

“Amendment No. 2” means Amendment No. 2 to Loan and Security Agreement dated as of July 19, 2022.

“Amendment No. 2 Effective Date” means July 19, 2022.

“Cash Dominion Event” means the occurrence of either of the following: (a) the occurrence and continuance of any Event of Default, or (b) Excess Availability plus unrestricted cash of Borrower in one or more deposit accounts subject to a deposit account control agreement in favor of Lender is less than $5,000,000 for three (3) consecutive Business Days.

“Fee Letter” means that certain Amended and Restated Fee Letter, dated as of the Amendment No. 2 Effective Date, between Borrower and Lender, amending and restating the Fee Letter dated as of the Closing Date.

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2.       Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction, as determined by Lender, of the following conditions.

(a)       Amendment. Lender shall have received this Amendment, duly executed by the Borrower in a sufficient number of counterparts for distribution to all parties.

(b)       Fee Letter. Lender shall have received the Fee Letter, duly executed by the Borrower and dated as of the Amendment No. 2 Effective Date.

(c)       Secretary Certificate. A Certificate of Secretary of Borrower (i) attesting to the resolutions of Borrower’s board of directors authorizing its execution, delivery, and performance of this Amendment, the Fee Letter and any and all documents, instruments, writings and agreements relating to this Amendment and the Fee Letter, (ii) certifying that the organizational documents of Borrower, which were certified and delivered to the pursuant to the Certificate of Secretary of Borrower dated March 13, 2020, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of such Borrower who have been certified to the Lender pursuant to the Certificate of Secretary of Borrower dated March 13, 2020, as being authorized to sign and to act on behalf of Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of Borrower.

(d)       TD Bank Deposit Account Control Agreement. Lender shall have received a deposit account control agreement attached as Exhibit A to Amendment No. 2, among Borrower, TD Bank, N.A. and Lender.

(e)       Fees and Expenses. Payment of any and all fees, costs and expenses required to be paid on the Amendment No. 2 Effective Date as set forth in the Fee Letter.

(f)       Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as required by Lender.

3.       Kestra Investment Services, LLC.

(a)        Lender has received confirmation that the account of Borrower maintained at Kestra Investment Services, LLC (the “Kestra Account”) has been closed and any assets held in that account have been moved to the deposit account maintained with TD Bank, N.A., account number xxxxxx4581.

(b)       Lender hereby waives any Default or Event of Default arising as a result of the failure of Borrower to deliver a control agreement in respect of the Kestra Account in accordance with the requirements of the First Amendment.

4.       Representations and Warranties. Each Loan Party represents and warrants as follows:

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(a)       Authority. Such Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder, under the Loan Agreement (as amended or modified hereby) and under the other Loan Documents to which it is a party. The execution, delivery and performance by such Loan Party of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)       Enforceability. This Amendment has been duly executed and delivered by each Loan Party. This Amendment, the Loan Agreement (as amended or modified hereby) and each other Loan Document is the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and is in full force and effect.

(c)       Representations and Warranties. The representations and warranties contained in the Loan Agreement and each other Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)       Due Execution. The execution, delivery and performance of this Amendment have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Loan Party.

(e)       No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

5.       Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

6.       Counterparts; Facsimile or Electronic Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile, email or other form of electronic transmission (including, without limitation, DocuSign) shall be deemed to be an original signature hereto.

7.       Costs and Expenses. Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrower hereby agrees that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make a loan to Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

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8.       Reference to and Effect on the other Loan Documents.

(a)       This Amendment is a Loan Document. Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)       Except as specifically amended above, the Loan Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower and Lender.

(c)       The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.

(d)       To the extent that any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

9.       Integration. This Amendment, together with the Loan Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10.       Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under applicable law, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWER:

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steve A. DeMartino
Name: Steven A. DeMartino
Its: President, Chief Financial Officer, Treasurer and Secretary

Amendment No. 2 to Loan and Security Agreement

LENDER:

SIENA LENDING GROUP LLC,

By:	/s/ Steven Sanicola
Name: Steven Sanicola
Title: Authorized Signatory

By:	/s/ Keith Holler
Name: Keith Holler
Title: Authorized Signatory

Amendment No. 2 to Loan and Security Agreement

Exhibit A

FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT